Registration No. 333-119306

As filed with the Securities and Exchange Commission on June 5, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0945003 (I.R.S. Employer Identification No.)

585 West 500 South

Bountiful, UT 84010

(Address, including zip code,

of registrant’s principal executive offices)

____________________

Specialized Health Products International, Inc.

2004 Stock Incentive Plan

(Full title of the plan)

____________________

Jeffery M. Soinski

President and Chief Executive Officer

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

585 West 500 South

Bountiful, Utah 84010

(801) 298-3360

(Name, address and telephone number,

including area code, of agent for service of process)

____________________

Copies to:

Nolan S. Taylor, Esq.

Dorsey & Whitney LLP

136 South Main Street, Suite 1000

Salt Lake City, Utah 84101

(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

RECENT EVENTS: DEREGISTRATION

Specialized Health Products International, Inc., a Delaware corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-119306) filed on September 27, 2004 (the “Registration Statement”), pertaining to the common stock of the Company, par value $0.02 per share (the “Common Stock”), to be offered under the Specialized Health Products International, Inc. 2004 Stock Incentive Plan.

On or about June 5, 2008, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 10, 2008, by and among the Company, Pelican Acquisition Sub Co., a Delaware corporation, and C. R. Bard, Inc., a New Jersey corporation (“C. R. Bard”), the Company will become a wholly-owned subsidiary of C. R. Bard (the “Merger”). As provided in the Merger Agreement, each share of Common Stock of the Company will be converted into the right to receive $1.00 per share in cash, without interest.

In connection with the Merger, the Company is hereby terminating all offerings of the Company’s Common Stock pursuant to its existing registration statements, including the Registration Statement. The Company hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bountiful, State of Utah, on June 5, 2008.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

By    /s/ Jeffrey M. Soinski

 Jeffrey M. Soinski

 President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffrey M. Soinski Jeffrey M. Soinski	President and Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2008
/s/ David A. Green David A. Green	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2008
/s/ Guy J. Jordan Guy J. Jordan	Chairman of the Board of Director	June 5, 2008
/s/ David W. Jahns David W. Jahns	Director	June 5, 2008
/s/ Stuart A. Randle Stuart A. Randle	Director	June 5, 2008
/s/ Stephen I. Shapiro Stephen I. Shapiro	Director	June 5, 2008
/s/ Robert R. Walker Robert R. Walker	Director	June 5, 2008
/s/ Vincent J. Papa Vincent J. Papa	Director	June 5, 2008
/s/ Ralph Balzano Ralph Balzano	Director	June 5, 2008